UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 28, 2019

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 28, 2019, Juniper Networks, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Contract”) with Wells Fargo Bank, National Association, to repurchase an aggregate of approximately $200 million of the Company’s outstanding common stock. Under the ASR Contract, the Company will make payments of approximately $200 million to Wells Fargo Bank, National Association and will receive an initial delivery of 6,361,829 shares of common stock from Wells Fargo Bank, National Association. The exact number of shares the Company will repurchase under the ASR Contract will be based generally upon the average daily volume weighted average price of the Company’s common stock during the repurchase period, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Contract. At settlement, under certain circumstances, Wells Fargo Bank, National Association may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required either to deliver shares of common stock or to make a cash payment to Wells Fargo Bank, National Association. Final settlement of the transactions under the ASR Contract is expected to occur no later than January 31, 2020. The terms of the accelerated share repurchase under the ASR Contract are subject to adjustment or termination if the Company were to enter into or announce certain types of transactions or to take certain corporate actions.

The ASR Contract contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of common stock that will be delivered, the required timing of delivery of the shares of common stock, the circumstances under which Wells Fargo Bank, National Association is permitted to make adjustments to valuation and calculation periods or to terminate the ASR Contract and various acknowledgements, representations and warranties made by the Company, on the one hand and Wells Fargo Bank, National Association on the other hand, to each other. From time to time, Wells Fargo Bank, National Association and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Contract is a summary and is qualified in its entirety by the terms of the ASR Contract, the form of which will be filed in the Company’s Annual Report for 2019 on Form 10-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

October 29, 2019	By:	/s/ Kenneth B. Miller
	Name:	Kenneth B. Miller
	Title:	Executive Vice President and Chief Financial Officer